Exhibit 3.77

ARTICLES OF ORGANIZATION

OF

BURLINGTON COAT FACTORY OF GEORGIA, LLC

Filed: March 10, 2006

To The Secretary of State

of the State of Georgia

FIRST. The name of the limited liability company (the “Company”) is Burlington Coat Factory of Georgia, LLC.

SECOND. The name and address of the organizer is Cindy Rashed Reilly c/o Kirkland & Ellis, LLP, 153 East 53rd Street, New York, New York 10022.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Georgia is Corporation Service Company, 40 Technology Pkwy South, #300, Norcross, Gwinnett County, Georgia 30092.

FOURTH: The mailing address of the Company’s principal place of business is 1830 Route 130, Burlington, New Jersey 08016.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 8th day of March, 2006.

By:	/s/ Cindy Rashed Reilly

Cindy Rashed Reilly, Organizer

CATHY COX

Secretary of State

WARREN RARY

Director

ENRICO M. ROBINSON

Assistant Director

OFFICE OF SECRETARY OF STATE

CORPORATIONS DIVISION

315 West Tower, #2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

(404) 656-2817

Registered agent, officer, entity status information via the Internet

CATHY COX http:llwww.georgiacorporations.org

TRANSMITTAL INFORMATION

GEORGIA LIMITED LIABILITY COMPANY

DO NOT WRITE IN SHADED AREA - SOS USE ONLY 1

DOCKET #

PENDING #

CONTROL #

DOCKET DATE

DATE FILED

AMOUNT RECEIVED

CHECK RECEIPT #

TYPE CODE

EXAMINER

JURISDICTION (COUNTY) CODE

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1. LLC Name Reservation Number (if one has been obtained; if articles are being filed without prior reservation, leave this line blank)

Burlington Coat Factory o f Georgia. LLC

LLC Name (List exactly as it appears in articles)

2. Corporation Service Co.

Name of person filing articles (certificate will be mailed to this person, at address below)

Telephone Number

274 Centerville Rd

Address

Wilmington	DE	19809
City	State	Zip Code

3. 1830 Route 130

Principal Office Mailing Address of LLC (Unlike registered office address, this may be a post office box)

Burlington	NJ	08016
City	State	Zip Code

4. Corporation Service Company

Name of LLC’s Registered Agent in Georgia

40 Technology Pkwy South, #300

Registered Office Street Address of LLC in Georgia (Post office box or mail drop not acceptable for registered office address)

Norcross	Gwinnett	GA	30092
City	County	State	Zip Code

5. Name and Address of each organizer (Attach additional sheets if necessary)

Cindy Rashed Reilly	c/o Kirkland & Ellis,	LLP 153 East 53rd Street,	New York, NY	10022
Organizer	Address	City	State	Zip Code
Organizer	Address	City	State	Zip Code

Mail or deliver the following items to the Secretary of State, at the above address:

6.	1) This transmittal form
2) Original and one copy of the Articles of Organization
3) Filing fee of $100.00 payable to Secretary of State. Filing fees are NON-refundable.

/s/ Cindy Rashed Reilly	March 8, 2006
Authorized Signature	Date
Member, Manager Organizer or Attorney-in-fact (Circle one) ).

Request certificates and obtain entity information via the Internet:

http://www.georgiacorporations.org

3

STATE OF GEORGIA

CERTIFICATE OF ELECTION

PURSUANT TO SECTION 14-11-212

OF THE

GEORGIA LIMITED LIABILITY COMPANY ACT

AND SECTION 14-2-1109.1

OF THE

GEORGIA BUSINESS CORPORATION CODE

1. The name of the corporation making this election is Burlington Coat Factory Warehouse of Marietta, Inc.

2. The corporation hereby elects to become a limited liability company.

3. The election is to become effective on April 2, 2006 at 12:01 am Eastern Standard Time.

4. The corporation hereby files with this Certificate of Election Articles of Organization that are in the form required by Code Section 14-11-204, that set forth a name for the limited liability company that satisfies the requirements of Coed Section 14-11-207, and such Articles of Organization shall be the Articles of Organization of the limited liability company formed pursuant to this election unless and until modified in accordance with the Georgia Code.

5. A written operating agreement has been entered into among the persons who will be members of the limited liability company formed pursuant to this election and such operating agreement will be effective immediately upon effectiveness of this election. Such operating agreement provides for the manner and basis of the conversion of the shares of the corporation.

********

Dated March 8, 2006

BURLINGTON COAT FACTORY WAREHOUSE OF MARIETTA, INC.

By:	/s/ Paul Tang
Name:	Paul Tang
Title:	Executive Vice President

5

CORPORATION SERVICE COMPANY

www. incspot.com

CSC- Wilmington

Suite 400

2711 Centerville Road

Wilmington, DE 19808

800-927-9800

302-636-5454 (Fax)

Matter# 3 1500-640

Project Id :

Order# 910320-35

Order Date 03/09/2006

Entity Name : BURLINGTON COAT FACTORY OF GEORGIA, LLC

Jurisdiction : GA-Secretary of State

Request for : Publish

Result : Published

Published in : MARIETTA DAILY JOURNAL

Published on : 04/28/2006

Published on : 05/05/2006

Published in :

Ordered by DAVID N. BRITSCH, LEGAL ASST at KIRKLAND & ELLIS LLP

Thank you for using CSC. For real-time 24 hour access to the status of any order placed with CSC, access our website at www.incspot.com.

If you have any questions concerning this order or IncSpot, please feel free to contact us.

Jackie Casper

jcasper@cscinfo.com

The responsibility for verification of the files and determination of the information therein lies with the filing officer; we accept no liability for errors or omissions.